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                                                                   Exhibit 10.16

                                LICENSE AGREEMENT
                                -----------------

     THIS LICENSE AGREEMENT (this "Agreement") is dated as of January 31, 1995, by and between Jones International, Ltd., a Colorado corporation ("Licensor"), and Product Information Network Venture, a Colorado general partnership ("Licensee").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Licensee is the holder of a trademark (the "Licensed Mark") for PRODUCT INFORMATION NETWORK as a mark to be used in connection with the promotion and exhibition of multiple direct response television commercials ("Infomercials"); and

     WHEREAS, Licensee desires to use the Licensed Mark for its Infomercial network;

     NOW, THEREFORE, for value received and in consideration of the mutual covenants below, the parties agree as follows:

     1.  Grant of License.  Licensor hereby grants to Licensee an exclusive,
         ----------------
irrevocable license (the "License") to use the Licensed Mark as a service mark for an Infomercial network.

     2.  Term.  The term of the License shall commence upon the execution of
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this Agreement and shall continue until the dissolution of Licensee, at which time all rights to Licensee hereunder shall cease.

     3.  Quality Standards.
         -----------------

     (a) Licensee shall at all times use the Licensed Mark in a manner that is of the quality and standards deemed approved by Licensor at the time this Agreement is executed.

     (b) Licensee agrees that it will not use the Licensed Mark on products or in a manner that might tend to reflect negatively on the Licensed Mark and/or Licensor.

     (c) Licensee agrees to use the official registration notice R in connection with the use of the Licensed Mark in printed materials and commercial advertisements.
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     (d) Licensor shall notify Licensee in writing of any observed failure to maintain the quality associated with the Licensed Mark. Licensee shall have thirty (30) days to commence and diligently prosecute efforts to correct such a failure. If Licensee fails to correct such a failure within sixty (60) days of receipt of notice from Licensor, Licensor may terminate this Agreement.

     4.  Assignment.  Licensee shall not assign its rights hereunder without the
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prior written consent of Licensor.

     5.  Choice of Law.  This Agreement shall be governed by the laws of the
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State of Colorado as they apply to agreements executed and fully performed in the State of Colorado (that is, without reference to the rules governing conflicts or choice of laws).

     6.  Entire Agreement.  This Agreement contains the entire understanding and
         ----------------
agreement of the parties and supersedes all other understandings and agreements between the parties. No amendment to this Agreement shall be effective unless it is in writing and executed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                                     JONES INTERNATIONAL, LTD.


                                     By: /s/ Robert S. Zinn
                                        ----------------------------
                                        Name:  Robert S. Zinn
                                        Title: V.P./Legal Affairs

                                     PRODUCT INFORMATION NETWORK
                                     VENTURE

                                     By: Jones Infomercial Network Ventures,
                                         Inc., General Partner

                                         By: /s/ Jay B. Lewis
                                            ------------------------
                                            Name:  Jay B. Lewis
                                            Title: Vice President